CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-10660 and 333-10662) pertaining to the Novoste Corporation Stock Option Plan and the Non-Employee Director Stock Option Plan of our report dated February 8, 2000, with respect to the consolidated financial statements of Novoste Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                       /s/ Ernst & Young, LLP

February 15, 2000
Atlanta, Georgia

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